                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

         INVESTOR RELATIONS CONTACT                  MEDIA CONTACT

         Warren Edwards                              Lesley Pool
         Executive Vice President/                   Senior Vice President/
         Chief Financial Officer                     Chief Marketing Officer
         ACS, Inc.                                   ACS, Inc.
         214-841-8082                                214-841-8028
         warren.edwards@acs-inc.com                  lesley.pool@acs-inc.com

                  ACS CEASES NEGOTIATIONS WITH PROCTER & GAMBLE

                   - REAFFIRMS GUIDANCE FOR FISCAL YEAR 2003 -

DALLAS, TEXAS: September 17, 2002 - ACS (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced today that it has ceased negotiations with Procter & Gamble (P&G) regarding the potential acquisition of P&G's shared services operations.

"I would like to thank the entire P&G management team for allowing ACS the opportunity to participate in the potential acquisition of their shared services operations," said Jeff Rich, ACS' Chief Executive Officer. "While the size of this opportunity was historic and would have been accretive to earnings, we believe the financial, operational, and cultural risks were too high. As a result, we decided to withdraw from this opportunity."

ACS also reaffirmed its guidance for fiscal year 2003, including revenues in the range of $3.75 to $3.85 billion and fully diluted earnings per share of $2.18.

ACS, a Fortune 1000 company with nearly 40,000 people supporting operations in 47 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company's Class A common stock trades on the New York Stock Exchange under the symbol "ACS." ACS makes technology work. Visit ACS on the Internet at http://www.acs-inc.com.

The statements in this news release that do not directly relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.